Mintz & Partners LLP

200 - 1 Concorde Gate
North York, ON M3C 4G4

T. 416.391.2900
F. 416.391.2748
Web site: www.mintzca.com

August 8, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K/A dated August 1, 2006, of Phantom Fiber Corporation and are in agreement with the statements contained in Item 4.01.

Yours sincerely,

/S/Mintz & Partners LLP
Mintz & Partners LLP
Toronto, Ontario, Canada.

cc: Mr. Jeff Halloran

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